EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Form S-1 Registration Statement and Prospectus of Ministry Partners Investment Corporation, of our report dated March 28, 2008 accompanying the consolidated financial statements of Ministry Partners Investment Corporation and subsidiary as of December 31, 2007 and 2006 and for the years then ended contained in such Registration Statement.

We also consent to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the Prospectus.

/s/ HUTCHINSON AND BLOODGOOD LLP

April 16, 2008